                             SUBSCRIPTION AGREEMENT


TO:      ADB SYSTEMS INTERNATIONAL INC.,
         An Ontario Corporation (the "COMPANY)

Dear Sirs:

         Stonestreet Limited Partnership (the "SUBSCRIBER") understands that the Company is proposing to issue:

         (a) a series A 8% secured convertible note in the principal amount of $408,000 ("SERIES A NOTE"); and

         (b) a series B 8% secured convertible note in the principal amount of $216,000 ("SERIES B NOTE").

         The forms of Series A Note and Series B Note are set forth respectively in EXHIBIT A and EXHIBIT B attached hereto. The aggregate principal amount of $624,000 for the Series A Note and Series B Note is referred to in this subscription agreement as the "LOAN AMOUNT". The Subscriber understands that the Company is also proposing to issue one or more Series D 8% secured convertible notes up to a maximum principal amount of $376,000 to other investors ("SERIES D NOTES").

         In addition, the Company is proposing to issue a series C 8% secured convertible note in the principal amount of $120,000 ("SERIES C NOTE") as payment for the fee owing to the Subscriber in the amount of $120,000 (the "TERMINATION FEE") plus applicable goods and service tax ("GST") as consideration for the Subscriber entering into a termination and waiver agreement in the form of EXHIBIT C attached hereto (the "TERMINATION AND WAIVER AGREEMENT"), terminating the obligations of the Company pursuant to an earlier agreement with the Subscriber dated April 25, 2002 excepting only the Company's obligation to indemnify the Subscriber pursuant to s.7(a)(i) therein and the Subscriber's obligation to indemnify the Company pursuant to s.7(b)(i) therein from liability, loss or damage resulting from any misrepresentation or breach of warranty contained in such agreement. The Form of the Series C Note is set forth in Exhibit A to the Termination and Waiver Agreement.

         Series A Note, Series B Note and Series C Note are collectively referred to hereinafter as the "NOTES" and individually as a "NOTE". The maturity date (the "MATURITY DATE") for each Note is December 31, 2004.

         Each of the Series A Note and Series B Note can be converted at the Subscriber's option, subject to the Maximum Investment Limitation set forth below, into one unit (a "UNIT") at a conversion price of $0.12 per Unit, at any time following Shareholder Approval (as defined below) in the case of Series A Note, and at any time after December 20, 2002 in the case of Series B Note, both prior to receipt of payment in full both before and after default. Each Unit consists of one common share in the capital of the Company (a "UNIT SHARE") and one half of one common share purchase warrant (the "WARRANT"), each whole Warrant entitling the holder to purchase one common share of the Company at $0.14 per share exercisable until December 31, 2004. The form of the Warrant (the "WARRANT CERTIFICATE") is annexed hereto as EXHIBIT D.

         Series C Note can be converted at the Subscriber's option, subject to the Maximum Investment Limitation set forth below, into one common share in the capital of the Company (a "NOTE C SHARE") at a conversion price of $0.12 per share, at any time after December 20, 2002 and prior to receipt of payment in full both before and after default. The interest on Series C Note will accrue and be payable only from the earlier of the Maturity Date or the occurrence of an event of default as defined therein.

         Subject to the Maximum Investment Limitation set forth below, the interest accrued on the Series A Note, Series B Note and Series C Note may be payable by the Company, at its option, by issuing to the Subscriber common shares (the "INTEREST SHARES") at a deemed issue price equal to the weighted average trading price of the Company's common shares on the Toronto Stock Exchange (the "TSX") for the 10 trading days immediately preceding the date for payment of interest.

         The Unit Shares and the Note C Shares are collectively referred to in this Agreement as the "COMPANY SHARES". The Company Shares, the Interest Shares and the common shares issuable upon the exercise of the Warrants (the "WARRANT SHARES") are collectively referred to in this Agreement as the "SHARES". The Shares and the Warrants are collectively referred to in this Agreement as the "UNDERLYING SECURITIES". The Notes and the Underlying Securities are collectively referred to in this Agreement as the "SECURITIES".

         The following terms and conditions shall apply to this subscription.

1. Term Sheet. The Term Sheet dated August 16, 2002 attached as SCHEDULE 1 setting forth the salient terms of this transaction is hereby incorporated by reference.

2.       Subscription for Notes

         (a) The Subscriber hereby subscribes for the Series A Note, Series B Note and the Series C Note. The closing of the issue of the Notes (the "CLOSING") shall take place at 8:00 am (Toronto time) (the "TIME OF CLOSING") at the offices of Gowling Lafleur Henderson LLP, Toronto, Ontario, on August 30, 2002, or at such other time and place as may be agreed upon by the parties, provided that on such date the conditions set forth in section 3 below shall have been satisfied or waived (such closing day or such other time being hereinafter referred to as the "CLOSING DATE").

         (b) The Notes shall be issued on the Closing Date as fully registered and shall be fully transferable subject to compliance with applicable Securities Laws (as hereinafter defined).

         (c) At the Time of Closing on the Closing Date, the Company shall deliver to or to the order of the Subscriber the definitive Notes, the documentation contemplated herein and such further documentation as counsel for the Subscriber may reasonably require against payment of the Loan Amount for the Series A Note and the Series B Note by certified cheque or wire transfer payable to or to the order of the Company, and against delivery of the Termination and Waiver Agreement (as hereinafter defined) executed by the Subscriber.

3.       Conditions of Closing

         (a) The Company's obligation to issue the Notes to the Subscriber is subject to the conditions that:

              (i) such issuance be conditionally accepted by the Toronto Stock Exchange (the "TSX");

              (ii) the issuance of the Notes and the Underlying Securities are exempt from the registration requirements and prospectus filing requirements under applicable securities statutes, regulations, rules, policy statements and interpretation notes and by the applicable rules and policies of the TSX (collectively, "SECURITIES LAWS"); and

              (iii) the execution and delivery by the Subscriber of the Termination and Waiver agreement.

         (b) The Subscriber's obligation to subscribe for the Notes is subject to the following conditions:

              (i) the satisfactory completion of due diligence by the Subscriber prior to the Closing Date;

              (ii) the issue of the Notes having been approved by the board of directors of the Company;

              (iii) the issue of the Notes having been conditionally approved by the TSX;

              (iv) the issue of the Series C Note as payment of the Termination Fee and payment by the Company to the Subscriber on Closing of any GST applicable on the Termination Fee;

              (v) the Company shall have completed, contemporaneously with the Closing hereunder, the loan transaction (the "BRICK LOAN") whereby The Brick Warehouse Corporation ("THE BRICK") will have advanced to the Company on the Closing Date a first advance of not less than $1.0 million and an expense advance of not less than $0.5 million for payment of expenses related to the transaction with The Brick;

              (vi) payment and satisfaction by the Company of the Due Diligence Fees as provided herein;

              (vii) payment of the fees and disbursements of the Subscriber's counsel with respect to the transactions contemplated herein (the "SUBSCRIBER COUNSEL FEE") in the amount of $25,000 to Subscriber's counsel in trust; and

              (viii) delivery of definitive agreements and all other documents and instruments required by the Subscriber including a legal opinion as to, among other things, resale restrictions applicable to the Notes and the Underlying Securities, in form satisfactory to the Subscriber and its counsel.

         (c) If any of the conditions sets forth in (a) and (b) above is not satisfied or waived prior to Closing, this subscription agreement shall terminate and the parties shall have no further obligations hereunder except for the Company's obligation to pay the Due Diligence Fees and the Subscriber Counsel Fee from the Company's own funds.

4.       Representations, Warranties and Covenants of Subscriber and Resale
         Restrictions

         (a) The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

              (i) the Subscriber is acquiring the Notes as principal for its own account, and not for the benefit of any other person;

              (ii) the Subscriber is resident in the Province of Ontario and is an "accredited investor" as such term is defined in Ontario Securities Commission Rule 45-501 "Exempt Distributions" ("RULE 45-501");

              (iii) the Notes are being acquired for investment purposes only and not with a view to resale or distribution;

              (iv) the Subscriber acknowledges that it has not subscribed for the Notes as a result of any advertisement in printed media of general and regular paid circulation, radio or television, including electronic display;

              (v) this agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber, enforceable in accordance with its terms, except that:

                     (A) enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

                     (B) specific performance, injunction and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

                     (C) rights to contribution and indemnity thereunder may be limited under public policy or otherwise under applicable law; and

              (vi) the Subscriber is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of the investment in the Notes, fully understands the investment in the Notes and the restrictions on transfer described in this subscription agreement and is able to bear the economic risk of the investment in the Notes.

         (b) The Subscriber acknowledges that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 ACT"), and may not be offered, sold, resold or delivered within the United States of America, its territories or possessions, other than pursuant to an effective registration statement or an applicable exemption under the 1933 Act.

         (c)  The Subscriber covenants and agrees with the Company that:

              (i) it will execute and deliver all documentation and provide all information required by the Securities Laws, if required, to permit the purchase of the Notes on the terms set forth herein, including, an accredited investor certificate in the form attached hereto as SCHEDULE 2, a TSX Private Placement Questionnaire and Undertaking in the form attached hereto as SCHEDULE 3;

              (ii) it will comply with the Securities Laws concerning any resale of the Securities, and in particular, the Subscriber understands and acknowledges that the Securities will be subject to a four month resale restriction under applicable Securities Laws;

              (iii) it will vote all common shares beneficially owned by the Subscriber entitled to vote at the special meeting of the shareholders of the Corporation to be held on or about October 22, 2002 in favour of the plan of arrangement contemplated in the Brick Loan transaction, provided that the details of such plan of arrangement do not materially vary from those disclosed to the Subscriber in written form prior to Closing; and

              (iv) it will remit to applicable governmental authority all GST amount paid to the Subscriber by the Company on the Termination Fee.

         (d)  Canadian Notes, Shares and Warrants Legend.

              The Subscriber acknowledges that

              (i)    the Notes, and

              (ii)   certificates representing

                     (A) the Unit Shares and the Warrants issued upon the conversion of the Series A Note and the Series B Note prior to December 31, 2002,

                     (B) the Warrant Shares purchased upon exercise of the Warrants prior to December 31, 2002,

                     (C)  the Interest Shares issued prior to December 31,
                          2002,and

                     (D) the Note C Shares issued upon the exercise of the Series C Notes prior to December 31, 2002,

              will contain the following legend required pursuant to Multilateral Instrument 45-102 (Resale of Securities) of the Canadian Securities Administrators adopted as a Rule by the OSC ("MI 45-102"), and the Subscriber agrees to comply with the terms of such legend:

                     "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER 31, 2002."

         (e) The Subscriber acknowledges that the Company will be required to provide applicable securities regulatory authorities with certain information required by the Securities Laws and agrees to provide the Company with any such required information.

5.       Representations and Warranties of the Company

         The Company hereby represents and warrants to the Subscriber (which representations and warranties shall survive closing) that:

              (i) the Company is now and has been a reporting issuer under the Securities Act of Ontario for the four months immediately preceding the date hereof and is not in default thereunder and it is a "qualifying issuer" as defined in MI 45-102 as of the Closing Date;

              (ii) the Company has been duly organized under the laws of the Province of Ontario and has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby;

              (iii) this subscription agreement, the Notes, and other agreements delivered together with this subscription agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their respective terms, except that:

                     (A) enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

                     (B) specific performance, injunction and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

                     (C) rights to contribution and indemnity thereunder may be limited under public policy or otherwise under applicable law;

              (iv) all necessary corporate action has been taken or will have been taken prior to the Closing Date by the Company to validly create, issue and sell the Notes subscribed for by the Subscriber pursuant to this subscription agreement;

              (v) the Company Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon the due conversion of the Notes;

              (vi) the Warrant Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon the due exercise of the Warrants;

              (vii) the Interest Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon the issuance by the Company;

              (viii) the Fee Warrant Shares will be validly authorized, issued and outstanding as fully paid and non-assessable shares in the capital of the Company upon the due exercise of the Fee Warrants;

              (ix) no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Company in connection with the execution and delivery or with the performance by the Company of this subscription agreement except:

                     (A) the conditional and final approval of the TSX of which the conditional approval has been obtained; and

                     (B) the approval of shareholders of the Company ("SHAREHOLDER APPROVAL") with respect to the issuance of the Underlying Securities, which is expected to be obtained at a special meeting of shareholders of the Company to be held on or about October 22, 2002;

              (x) as at August 28, 2002, there were 41,583,628 common shares in the capital of the Company issued and outstanding; and

              (xi) the Company's common shares are listed for trading on the TSX. Except as publicly disclosed, the Company has not received any oral or written notice that its common stock will be delisted from the TSX or that the Company's common shares do not meet all requirements for the continuation of such listing.

6.       Reliance upon Representations, Warranties

         The parties agree that, by the Company delivering the Notes to the Subscriber and by the Subscriber accepting the Notes, each party will be representing and warranting that the party's representations and warranties contained in this subscription agreement are true as at the Closing Date, with the same force and effect as if they had been made by the such party at the Closing Date, and that they will survive the purchase by the Subscriber of the Notes and continue in full force and effect for a period of two (2) years following the Closing Date notwithstanding any subsequent disposition by the Subscriber of the Notes or the Underlying Securities.

7.       Covenants of the Company.

         The Company hereby covenants and agrees with the Subscriber as follows:

         (a)  to obtain Shareholder Approval no later than October 31, 2002;

         (b)  to cause the Notes to be duly and validly created and issued;

         (c) to cause the Shares issuable upon the conversion of the Notes, upon the exercise of the Warrants and upon of the payment of interest on the Series A Note and Series B Note to be duly and validly authorized, created and issued as fully-paid and non-assessable common shares in the capital of the Company;

         (d) to use its commercial best efforts to ensure that the Shares are listed and posted for trading on the TSX upon their issue;

         (e) to promptly comply with all applicable filing and other requirements under all applicable Securities Laws, including without limitation, the filing of Form 45-102F2 under MI 45-102 and Form 45-501F1 under Rule 45-501 within 10 days of the Closing Date together with applicable fees; and

         (f) to use its commercial best efforts to maintain its status as a reporting issuer in the province of Ontario, to maintain its status as a "qualifying issuer" as defined in MI 45-102, and to continue to be in compliance with its obligations under the Securities Laws of Ontario.

8.       Costs

         (a) All expenses incurred by the Company (including the fees and disbursements of counsel for the Company) relating to the issuance of the Notes, issue of the Underlying Securities, listing of the Shares, printing, photocopying, professional fees, the costs for holding the shareholders' meeting and preparation of meeting materials with respect to Shareholder Approval, and all other costs and expenses incurred by the Company relating to the transactions contemplated herein shall be borne by the Company.

         (b) The Company agrees to pay all reasonable fees and expenses of the Subscriber (including the Subscriber Counsel Fee not exceeding $25,000), and other reasonable costs, expenses and liabilities incurred by the Subscriber and any out-of-pocket costs related to printing, courier, travel, telephone, fax, information meetings and all other reasonable out-of-pocket expenses relating to this transaction. The Company shall provide a direction of payment on Closing to the Subscriber directing the Subscriber to withhold the amount of $25,000 from the Loan Amount as payment of the Subscriber Counsel Fee. The $25,000 amount withheld shall be paid to the Subscriber's counsel in trust, and any funds remaining after presentation of its invoice by the Subscriber's counsel shall be remitted to the Company.

9.       Due Diligence Fees.

         (a) In consideration for agreeing to conduct due diligence on the Company and to review disclosure documents filed by the Company under Securities Laws, the Company will pay due diligence fees (the "DUE DILIGENCE FEES") as follows:

              (i) to YMP Consultants Inc. (the "CONSULTANT") a due diligence payment of $25,000 (the "FEE PAYMENT"), which shall be paid on Closing in accordance with the Company's direction to the Subscriber which direction shall state that the Fee

                     Amount is to be withheld from the Loan Amount and to be paid to the Consultant, and

              (ii) to Stonestreet Corporation (the "GENERAL PARTNER") 150,000 warrants, each warrant entitling the holder to purchase one common share of the Company at $0.14 per share from December 22, 2002 until December 31, 2004 (the "FEE WARRANTS").

         (b) The Fee Warrants shall be evidenced by a certificate (the "FEE WARRANT CERTIFICATE") in the form of Exhibit D, and shall be issued and delivered to the General Partner on the Closing Date. The General Partner agrees that the legending requirements set out in section 4(d) herein also apply to the Fee Warrant Certificate and to certificate representing common shares issuable upon exercise of the Fee Warrants (the "FEE WARRANT SHARES").

         (c) The General Partner hereby represents that it is an "accredited investor" pursuant to Rule 45-501 as evidenced by the Accredited Investor Certificate attached hereto as SCHEDULE 2 completed and signed by the General Partner, and is acquiring the Fee Warrants as principal for its own account for investment purposes and not with a view to resale or distribution.

         (d) All the representations, covenants, warranties, undertakings, remedies, indemnification, and other rights made or granted to or for the benefit of the Subscriber are hereby also made and granted to the General Partner and its successors and assigns in respect to the Fee Warrants and the Fee Warrants Shares.

         (e) The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or due diligence fees other than the Consultant and the General Partner on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company and the Subscriber each represents that, to its knowledge, there are no parties entitled to receive commissions or similar payments in connection with the Offering.

10.      Maximum Investment Limitation

         (a) The Company shall not issue any Shares to the Subscriber, nor issue the Fee Warrant Shares to the General Partner, if:

              (i) the number of common shares beneficially owned by the Subscriber and its affiliates on the date of issue, and

              (ii) the number of common shares to be issued to the Subscriber and its affiliates,

              would result in beneficial ownership by the Subscriber and its affiliates of more than 19.99% of the outstanding common shares of the Company on such date of issue (the "MAXIMUM INVESTMENT LIMITATION"). For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities

              Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate issuance of only 19.99% and aggregate issuance of common shares to the Subscriber may exceed 19.99%. The Subscriber may void the Maximum Investment Limitation described in this provision upon 75 days prior written notice to the Company. The Subscriber may determine which of the equity of the Company deemed beneficially owned by the Subscriber is to be allocated to the 19.99% amount described above and which to be allocated to the excess above 19.99%.

         (b) Any interest accrued on the Notes that are not paid in Interest Shares when due as a result of the Maximum Investment Limitation must be paid by the Company to the Subscriber in cash.

         (c) For the purposes of determining the percentage holdings of the Subscriber and its affiliates, the Subscriber agrees to notify the Company in writing identifying the Subscriber's affiliates. Prior to any issuance of any Shares to the Subscriber or its affiliates, the Company shall calculate and advise the Subscriber as to how many common shares of the Company the Subscriber and its affiliates hold according to the Company's records. The Company is entitled to rely conclusively on the Holder's notice with respect to the identities of the Holder's affiliates and will not be held liable and the Holder will have no cause of action whatsoever for the failure by the Company to comply with the Maximum Investment Limitation as a result of any inaccuracy in such notification from the Holder.

         (d) The Company agrees to reject any portion of a conversion notice delivered by the Subscriber to the Company with respect to the conversion of any Note, any portion of a subscription form delivered by the Subscriber to the Company with respect to the exercise of any Warrant, and any portion of a subscription form delivered by the General Partner to the Company with respect to the exercise of any Fee Warrant, which, if converted or exercised, would result in a contravention of the Maximum Investment Limitation, and any such portion of the subscription notice or subscription form, as the case may be, shall be deemed to be null and void with respect the conversion or exercise for which the subscription form or the exercise form is delivered. Any portion of a conversion notice or subscription form, as the case may be, rejected in accordance with this clause (c) may be converted or exercised, as the case may be, at a subsequent time, subject to the Maximum Investment Limitation.

11.      Subsequent Financing

         Except for:

              (i) the Brick Loan and a proposed subordinated, convertible loan transactions of up to $376,000 with one or more other investors upon terms no more favourable to the investor(s) than as contemplated hereby,

              (ii) stock or stock options granted to employees or directors of the Company pursuant to a plan which has been approved by the shareholders of the Company prior to August 16, 2002 and issuances of stock pursuant to such stock options,

              (iii) stock issued upon the exercise of options or warrants which are outstanding as of August 16, 2002,

              the Company will not, without the consent of the Subscriber (which consent shall not be unreasonably withheld or delayed), issue any equity, convertible debt or other securities convertible into common shares of the Company until March 27, 2003.

12.      Security for the Notes

         The Company agrees to grant to the Subscriber a general security interest over all assets of the Company to secure the Company's performance of its obligations under the Series A Note and the Series B Note, all in accordance with the general security agreement attached hereto as EXHIBIT E hereto (the "GENERAL SECURITY AGREEMENT").

13.      Jurisdiction

         This subscription agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. By the Subscriber executing this subscription agreement below, the Subscriber irrevocably attorns to the jurisdiction of the courts of Ontario.

14.      Facsimile Subscriptions

         The Company shall be entitled to rely on delivery by facsimile of an executed copy of this subscription agreement and acceptance by the Company of that delivery shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms of this subscription agreement.

15.      Confidentiality.

         Each of the Subscriber and the Company shall maintain in confidence the matters referred to in this subscription agreement and shall not make any public disclosure, except to the extent required by law, of the terms of this agreement without the consent of the other, such consent not to be unreasonably withheld. The wording of any public disclosure which is made must be approved by each of the parties.

16.      Assignment

         This subscription agreement is not transferable or assignable.

17.      Time of the Essence

         Time shall be of the essence hereof.

18.      Currency

         All references herein to monetary amounts are references to lawful money of Canada.

19.      Headings

         The headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

20.      Entire Agreement

         This subscription agreement (including the annexed schedules hereto) constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein. This subscription agreement may only be amended or modified in any respect by written instrument executed by each of the parties hereto.



                            SIGNATURE PAGE TO FOLLOW

         If the foregoing is in accordance with your understanding, please sign and return this subscription agreement as soon as possible to evidence your agreement to issue the Notes.

DATED at ________________________________ this _________ day of _________, 2002.

         Please acknowledge your acceptance of the foregoing subscription agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.



                                 STONESTREET LIMITED PARTNERSHIP
                                 Subscriber
                                 by its general partner, Stonestreet Corporation




                                 By:______________________________________
                                         Elizabeth Leonard
                                         Chief Operating Officer


                                 STONESTREET CORPORATION
                                 General Partner to the Subscriber executing this Agreement only with respect to Sections 9(a)(ii), 9(c), 9(d) and 9(e) herein.




                                 By:______________________________________
                                         Elizabeth Leonard
                                         Chief Operating Officer



ACCEPTED: Dated as of August ____, 2002.

ADB SYSTEMS INTERNATIONAL INC.




By:_________________________________
         Name:
         Title:

                                   SCHEDULE 1

                                   TERM SHEET

                                   SCHEDULE 2

                         ACCREDITED INVESTOR CERTIFICATE

TO:               ADB SYSTEMS INTERNATIONAL INC. (THE "COMPANY")

RE:               SUBSCRIPTION FOR CONVERTIBLE SECURED NOTES OF THE COMPANY

The undersigned Subscriber/officer of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

1. he/she has read the subscription agreement and understands that the offering of convertible secured notes to the Subscriber, is being made on a registration and prospectus exempt basis;

2. the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45-501 "Exempt Distributions" by virtue of the Subscriber being:

[PLEASE CHECK ONE]

(i) _________     an individual who beneficially owns, or who together with a spouse beneficially owns, financial assets(1) having an aggregate realizable value that, before taxes but net of any related liabilities(2), exceeds $1,000,000

(ii) ________     an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year

(iii) _______     a person or company registered under the Securities Act
                  (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer

(iv) ________     an individual who has been granted registration under the
                  Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a company which is registered as a dealer or adviser, whether or not that individual's registration is still in effect

(v) _________     a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements

(vi) ________     a person in respect of which all of the owners of interests, direct or indirect, legal or

--------
1 For the purposes of this certificate, the term "financial assets" means cash, securities or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

2 For the purposes of this certificate, the term "related liabilities" means: liabilities incurred or assumed for the purposes of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

                  beneficial, are persons that are accredited investors.

(vii) _______     other _____________________________________[PLEASE INSERT
                  EXEMPTION BEING RELIED UPON, AS REFERRED TO IN APPENDIX 1 TO
                  THIS CERTIFICATE]

3. he/she: (a) if the Subscriber, is making the above statement based on personal knowledge of his/her financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional to determine the above statement is true; or (b) if other than the Subscriber, is making the above statement based on a review of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45-501 "Exempt Distributions"; and

4. he/she understands that the Company is relying on this certificate as evidence of the Subscriber's status as an accredited investor in accordance with Ontario Securities Commission Rule 45-501 and its companion policy.

DATED at __________________________________ this ____________ day of
____________________________________, 2002.


                                 STONESTREET LIMITED PARTNERSHIP
                                 Subscriber
                                 by its general partner, Stonestreet Corporation




                                 By:____________________________________________
                                       Elizabeth Leonard
                                       Chief Operating Officer

                                   APPENDIX 1

FOR THE PURPOSES OF SUBSCRIBING FOR CONVERTIBLE SECURED NOTES OF ADB SYSTEMS INTERNATIONAL INC., ALL INVESTORS RESIDENT IN OR OTHERWISE SUBJECT TO THE LAWS OF THE PROVINCE OF ONTARIO RELYING ON THE "OTHER" CATEGORY OF "ACCREDITED INVESTOR" ON THE CERTIFICATE TO WHICH THIS APPENDIX IS ATTACHED MUST QUALIFY AS ONE OF THE FOLLOWING (PLEASE CIRCLE THE APPLICABLE PROVISION BELOW AND INSERT SAME IN THE SPACE PROVIDED ON THE CERTIFICATE TO WHICH THIS APPENDIX IS ATTACHED):

         (i) a bank listed in Schedule I or II, or an authorized foreign bank branch listed in Schedule III, of the Bank Act (Canada);

         (ii) the Business Development Bank incorporated under the Business Development Bank Act (Canada);

         (iii) a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other province or territory of Canada;

         (iv) a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case located in Canada;

         (v) a company licensed to do business as an insurance company in any province or territory of Canada;

         (vi)    a subsidiary of any company referred to in paragraph (i), (ii),
                 (iii), (iv) or (v), where the company owns all of the voting shares of the subsidiary;

         (vii) the Government of Canada or of any province or territory of Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

         (viii) any Canadian municipality or any Canadian provincial or territorial capital city;

         (ix) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

         (x) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

         (xi)    a registered charity under the Income Tax Act (Canada);

         (xii) a promoter of the Company or an affiliated entity of a promoter of the Company;

         (xiii) a spouse, parent, grandparent or child of an officer, director or promoter of the Company;

         (xiv) a person that, in relation to the Company, is an affiliated entity or a person referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

         (xv) a person that is recognized by the Ontario Securities Commission as an accredited investor;

         (xvi) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons that are accredited investors;

         (xvii) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Ontario Securities Commission;

         (xviii) a managed account (being an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction);

         (xix) an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario); or

         (xx) an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (i) through (vi), item (iii) on the certificate to which this appendix is attached and paragraph (x) in form and function.

                         ACCREDITED INVESTOR CERTIFICATE

TO:               ADB SYSTEMS INTERNATIONAL INC. (THE "COMPANY")

RE:               SUBSCRIPTION FOR COMMON SHARE PURCHASE WARRANTS OF THE COMPANY

The undersigned Subscriber/officer of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies that:

5. he/she has read the subscription agreement and understands that the offering of common share purchase warrants to the Subscriber, is being made on a registration and prospectus exempt basis;

6. the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45-501 "Exempt Distributions" by virtue of the Subscriber being:

[PLEASE CHECK ONE]

(i) ________    an individual who beneficially owns, or who together with a spouse beneficially owns, financial assets(3) having an aggregate realizable value that, before taxes but net of any related liabilities(4), exceeds $1,000,000

(ii) _______    an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year

(iii) ______    a person or company registered under the Securities Act
                (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer

(iv) _______    an individual who has been granted registration under the
                Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a company which is registered as a dealer or adviser, whether or not that individual's registration is still in effect

(v) ________    a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements

(vi) _______    a person in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons that are accredited investors.


--------
3 For the purposes of this certificate, the term "financial assets" means cash, securities or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

4 For the purposes of this certificate, the term "related liabilities" means: liabilities incurred or assumed for the purposes of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

(vii) _______   other _____________________________ [PLEASE INSERT EXEMPTION
                BEING RELIED UPON, AS REFERRED TO IN APPENDIX 1 TO THIS
                CERTIFICATE]

7. he/she: (a) if the Subscriber, is making the above statement based on personal knowledge of his/her financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional to determine the above statement is true; or (b) if other than the Subscriber, is making the above statement based on a review of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45-501 "Exempt Distributions"; and

8. he/she understands that the Company is relying on this certificate as evidence of the Subscriber's status as an accredited investor in accordance with Ontario Securities Commission Rule 45-501 and its companion policy.

DATED at __________________ this _________ day of _______________________, 2002.


                                       STONESTREET CORPORTAION
                                       Subscriber


                                       By:______________________________________
                                             Elizabeth Leonard
                                             Chief Operating Officer

                                   APPENDIX 1

FOR THE PURPOSES OF SUBSCRIBING FOR COMMON SHARE PURCHASE WARRANTS OF ADB SYSTEMS INTERNATIONAL INC., ALL INVESTORS RESIDENT IN OR OTHERWISE SUBJECT TO THE LAWS OF THE PROVINCE OF ONTARIO RELYING ON THE "OTHER" CATEGORY OF "ACCREDITED INVESTOR" ON THE CERTIFICATE TO WHICH THIS APPENDIX IS ATTACHED MUST QUALIFY AS ONE OF THE FOLLOWING (PLEASE CIRCLE THE APPLICABLE PROVISION BELOW AND INSERT SAME IN THE SPACE PROVIDED ON THE CERTIFICATE TO WHICH THIS APPENDIX IS ATTACHED):

         (i) a bank listed in Schedule I or II, or an authorized foreign bank branch listed in Schedule III, of the Bank Act (Canada);

         (ii) the Business Development Bank incorporated under the Business Development Bank Act (Canada);

         (iii) a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other province or territory of Canada;

         (iv) a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case located in Canada;

         (v) a company licensed to do business as an insurance company in any province or territory of Canada;

         (vi)    a subsidiary of any company referred to in paragraph (i), (ii),
                 (iii), (iv) or (v), where the company owns all of the voting shares of the subsidiary;

         (vii) the Government of Canada or of any province or territory of Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

         (viii) any Canadian municipality or any Canadian provincial or territorial capital city;

         (ix) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

         (x) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

         (xi)    a registered charity under the Income Tax Act (Canada);

         (xii) a promoter of the Company or an affiliated entity of a promoter of the Company;

         (xiii) a spouse, parent, grandparent or child of an officer, director or promoter of the Company;

         (xiv) a person that, in relation to the Company, is an affiliated entity or a person referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

         (xv) a person that is recognized by the Ontario Securities Commission as an accredited investor;

         (xvi) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons that are accredited investors;

         (xvii) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Ontario Securities Commission;

         (xviii) a managed account (being an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction);

         (xix) an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario); or

         (xx) an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (i) through (vi), item (iii) on the certificate to which this appendix is attached and paragraph (x) in form and function.

                                   SCHEDULE 3

                           THE TORONTO STOCK EXCHANGE

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                  QUESTIONNAIRE

1.       DESCRIPTION OF TRANSACTION

(a)      Name of Issuer of the Securities -  ADB Systems International Inc.

(b)      Number and Class of Securities to be Purchased -

         Series A 8% convertible secured note in the principal amount of $408,000 ("Series A Note"), convertible at the holder's option at any time after approval of shareholders of the issuer until the maturity date of December 31, 2004 for units at $0.12 per unit. Each unit consists of one common share of the issuer and one half of one common share purchase warrant. Each whole warrant entitles the holder thereof to purchase one common share of the issuer at $0.14 per share at any time prior to 5:00 p.m. on December 31, 2004.

         Series B 8% convertible secured note in the principal amount of $216,000 ("Series B Note") convertible at the holder's option at any time after December 20, 2002 until the maturity date of December 31, 2004 for units at $0.12 per unit. Each unit consists of one common share of the issuer and one half of one common share purchase warrant. Each whole warrant entitles the holder thereof to purchase one common share of the issuer at $0.14 per share at any time prior to 5:00 p.m. on December 31, 2004.

         Series C convertible secured note in the principal amount of $120,000 ("Series C Note") convertible at the holder's option at any time after December 20, 2002 for common share of the issuer at $0.12 per share until the maturity date December 31, 2004.

(c) Purchase Price - Advance of the principal amounts for the Series A Note and Series B Note in the aggregate of $624,000. Series C Note is issued as payment for a termination fee owed by the Company to the purchaser for terminating certain previous obligations by the issuer in favour of the purchaser.

2.       DETAILS OF PURCHASER

(a)      Name of Purchaser - Stonestreet Limited Partnership

(b)      Address - 320 Bay Street, Suite 1300, Toronto, Ontario, M5H 4A6

(c) Names and addresses of persons having a greater than 10% beneficial interest in the purchaser-
         Stonestreet Corporation, General Partner of Stonestreet Limited Partnership 320 Bay Street, Suite 1300, Toronto, Ontario, M5H 4A6

3.       RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider -

         No.

(b) If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details -

         No.

4.       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

         Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the sixty (60) days preceding the date hereof -

         None

                                   UNDERTAKING

TO:      TORONTO STOCK EXCHANGE

THE UNDERSIGNED has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of the Private Placement Questionnaire and Undertaking.

THE UNDERSIGNED undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four
(4) months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at ____________________ this _________ day of _____________________, 2002.



                                     STONESTREET LIMITED PARTNERSHIP, by its
                                     general partner, Stonestreet Corporation
                                     Name of Purchaser (please print)



                                     ___________________________________________
                                     Authorized Signature

                                     President
                                     ___________________________________________
                                     Official Capacity (please print)

                                     Michael Finkelstein
                                     ___________________________________________
                                     Please print here name of individual whose signature appears above, if different from name of purchaser printed above

                 PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

                                  QUESTIONNAIRE

1.       DESCRIPTION OF TRANSACTION

(b)      Name of Issuer of the Securities - ADB Systems International Inc.

(b)      Number and Class of Securities to be Purchased -

         150,000 common share purchase warrants, each warrant entitling the holder thereof to purchase one common share of the issuer at $0.14 per share at any time from December 22, 2002 up to 5:00 p.m. on December 31, 2004.

(c)      Purchase Price - N/A.

2.       DETAILS OF PURCHASER

(a)      Name of Purchaser - Stonestreet Corporation

(b)      Address - 320 Bay Street, Suite 1300, Toronto, Ontario, M5H 4A6

(c) Names and addresses of persons having a greater than 10% beneficial interest in the purchaser -

1.       Elizabeth Leonard, 15 Blanchard Road, Toronto, Ontario M4N 3M1

2.       Michael Finkelstein, 31 Kenton Drive, North York, Ontario

3.       Mitchell Sanders, _____________________________________________________

4.       _______________________________________________________________________

3.       RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider -

         No.

(b) If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details -

         No.

4.       DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

         Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the sixty (60) days preceding the date hereof -

         None

                                   UNDERTAKING

TO:      TORONTO STOCK EXCHANGE

THE UNDERSIGNED has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of the Private Placement Questionnaire and Undertaking.

THE UNDERSIGNED undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four
(4) months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at ________________________ this _________ day of _________________, 2002.



                             STONESTREET CORPORATION
                             Name of Purchaser (please print)




                             ---------------------------------------------------
                             Authorized Signature

                             President
                             ---------------------------------------------------
                             Official Capacity (please print)

                             Michael Finkelstein
                             ---------------------------------------------------
                             Please print here name of individual whose signature appears above, if different from name of purchaser printed above

                                    EXHIBIT A

                              FORM OF SERIES A NOTE

                                    EXHIBIT B

                              FORM OF SERIES B NOTE

                                    EXHIBIT C

                    FORM OF TERMINATION AND WAIVER AGREEMENT

                                    EXHIBIT D

                                 FORM OF WARRANT

                                    EXHIBIT E

                       FORM OF GENERAL SECURITY AGREEMENT